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                                                     Registration No. __________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               BAY NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     04-2916246
(State or other jurisdiction                (I.R.S. employer identification no.)
of incorporation or organization)

                           4401 Great America Parkway
                          Santa Clara, California 95054
               (Address of principal executive offices) (Zip code)


                    BAY NETWORKS, INC. 1994 STOCK OPTION PLAN
                          AND INDIVIDUAL STOCK OPTIONS
                         GRANTED UNDER INDIVIDUAL STOCK
                                OPTION AGREEMENTS
                            (Full title of the plan)

                               Montgomery Kersten
                         Vice President, General Counsel
                                  and Secretary
                               Bay Networks, Inc.
                           4401 Great America Parkway
                          Santa Clara, California 95054
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 988-2400

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act").


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                         CALCULATION OF REGISTRATION FEE

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

                                                 Proposed              Proposed
Title of                                         maximum               maximum
securities                Amount                 offering              aggregate                Amount of
to be                     to be                  price per             offering                 registration
registered(1)             registered             share(2)              price(2)                 fee
------------------------------------------------------------------------------------------------------------

1994 Stock Option Plan

Common Stock              9,000,000              $10.4375               $ 93,937,500.00            $28,465.91
Par Value $0.01

Individual Stock Options

Common Stock                500,000              $18.375                $  9,187,500.00            $ 2,784.09
Par Value $0.01
                           --------                                     ---------------            ----------

Total                     9,500,000                                     $103,125,000.00            $31,250.00


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  Bay Networks, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

                  (a) The Company's latest annual report on Form 10-K, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended June 30, 1996.

------------------
(1) The securities to be registered include options to acquire such Common
    Stock.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares issuable under the 1994 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on January 6, 1997 as reported on the New York Stock Exchange. As to shares issuable under the individual stock option agreements, the price is based upon the exercise price of outstanding but unexercised options.

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                  (b) All other reports filed pursuant to Section 13(a) or 15(d)
of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  (d) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

                  The class of securities to be offered is registered under
Section 12 of the Exchange Act.

                  With respect to securities to be offered to employees of the Company or Bay Networks Israel (1996) Ltd., a subsidiary corporation of the Company, which are subject to the securities laws of the State of Israel, the following legend shall apply:

                  "THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL HAS EXEMPTED BAY NETWORKS, INC. AND BAY
                  NETWORKS ISRAEL (1996) LTD. FROM THE REQUIREMENT UNDER ISRAELI LAW TO OBTAIN A PERMIT WITH
                  REGARD TO THIS FORM S-8.  NOTHING IN THE
                  EXEMPTION GRANTED SHALL BE CONSTRUED AS
                  AUTHENTICATING THE MATTERS CONTAINED IN THIS
                  FORM S-8 OR AS AN APPROVAL OF THEIR RELIABILITY OR ACCURACY OR AN EXPRESSION OF AN OPINION AS TO
                  THE QUALITY OF THE SECURITIES OFFERED HEREBY."

Item 5.  Interests of Named Experts and Counsel

         Inapplicable.

Item 6.  Indemnification of Directors and Officers

         The Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the full extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law, may advance their expenses incurred as a result of any proceeding against

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them as to which they could be indemnified and may maintain directors' and officers' liability insurance, if available on reasonable terms.

                  In addition, with the approval of its Board of Directors, the Company has entered into separate indemnification agreements with its directors and officers which require the Company to, among other things, indemnify them against certain liabilities which may arise by reason of their status or service.

                  These indemnification provisions may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.  Exemption from Registration Claimed

         Inapplicable.

Item 8.  Exhibits

         See Exhibit Index.

Item 9.  Undertakings

         (a) Rule 415 Offering

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement

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relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filing incorporating subsequent Exchange Act documents by reference

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date or filing of registration statement on Form S-8

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 10, 1997.

                                       Bay Networks, Inc.


                                              /s/ Montgomery Kersten
                                       By:
                                            -------------------------------
                                            Montgomery Kersten,
                                            Vice President, General Counsel and
                                            Secretary



                                POWER OF ATTORNEY

         The officers and directors of Bay Networks, Inc. whose signatures appear below, hereby constitute and appoint Montgomery Kersten and William J. Ruehle, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, her or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 10, 1997.


Signature                                                   Title
------------------------------------------------------------------------------------------

/s/ David L. House
------------------------------
David L. House                              President, Chief Executive Officer and
                                            Chairman of the Board of Directors (Principal
                                            Executive Officer)
/s/ Ronald V. Schmidt
------------------------------
Ronald V. Schmidt                           Executive Vice President, Chief Technology
                                            Officer and Director

/s/ William J. Ruehle
------------------------------
William J. Ruehle                           Executive Vice President and Chief Financial
                                            Officer (Principal Financial Officer)

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

/s/ Vito E. Palermo
------------------------------
Vito E. Palermo                             Vice President and Corporate Controller
                                            (Principal Accounting Officer)

/s/ Arthur Carr
------------------------------
Arthur Carr                                 Director


/s/ Shelby H. Carter, Jr.
------------------------------
Shelby H. Carter, Jr.                       Director


------------------------------
Kathleen Ann Cote                           Director


/s/ John S. Lewis
------------------------------
John S. Lewis                               Director


/s/ Andrew K. Ludwick
------------------------------
Andrew K. Ludwick                           Director


/s/ Benjamin F. Robelen
------------------------------
Benjamin F. Robelen                         Director


/s/ Paul J. Severino
------------------------------
Paul J. Severino                            Director

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                                  EXHIBIT INDEX




         4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 26, 1995 (file
                  No. 33-92736)

         4.2 Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.3 to the Company's registration statement on Form S-4 filed with the Securities and Exchange Commission on September 14, 1994

         4.3      Rights Agreement is incorporated by reference to
                  Exhibit 1 to the Company's report on Form 8-K dated February 7, 1995 (File No. 0-19366)


         5        Opinion re legality


         23.1     Consent of Ernst & Young LLP, Independent
                  Auditors


         23.2     Consent of Counsel (included in Exhibit 5)


         23.3     Consent of Price Waterhouse LLP, Independent
                  Accountants


         24 Power of Attorney (included in signature pages to this registration statement)


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